EXHIBIT 23.3	Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-178248) and Form S-8 (Nos. 333-181075, 333-26049, 333-26151, 333-91879, 333-60480, 333-82926, 333-106265, 333-134690, 333-124882, 333-109405, 333-166642, and 333-166641) of Corning Incorporated of our report dated February 8, 2014, relating to the financial statements of Samsung Corning Precision Materials, Co., Ltd., which appears in this Form 10-K.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea February 10, 2014